MATERION CORPORATION REPORTS RECORD
SECOND-QUARTER 2026 FINANCIAL RESULTS AND
RAISES FULL-YEAR OUTLOOK

MAYFIELD HEIGHTS, Ohio – Materion Corporation (NYSE: MTRN) today reported strong second-quarter 2026 financial results and raised its full-year outlook.

Financial Summary
•Net sales were $613.9 million versus $431.7 million in the prior year period; value-added sales1 were $308.2 million versus $269.0 million in the prior year period
•Net income of $38.8 million, or $1.84 per share, diluted, versus $25.1 million, or $1.21 per share, in the prior year period; adjusted earnings of $1.90 per share versus $1.37 in the prior year period
•Operating profit of $51.7 million versus $36.8 million in the prior year period; record adjusted EBITDA2 of $71.8 million or 23.3% of value-add sales versus $55.8 million or 20.8% in the prior year period, with 250 basis points margin expansion
•Strong free cash flow3 generation of $59 million in the quarter with ~150% cash conversion
•Increasing full-year adjusted earnings per share outlook to $6.80 – $7.20, up 30% versus 2025 at the midpoint

Business Highlights
•Delivered record quarterly value-added sales, adjusted EBITDA and adjusted EPS
•Each business segment delivered double-digit year over year sales growth
•Exceeded 23% quarterly adjusted EBITDA margin for the first time in Company’s history
•Exited the quarter with record backlog, up ~30% year over year and ~20% since the beginning of year
•Awarded ~$15M in new business to supply advanced materials critical to engine performance for a large commercial space customer

“It is an exciting time at Materion, as our advanced material solutions are powering the critical technologies that are moving the world forward, and demand across our diverse end markets continues to accelerate. Thanks to the dedication and flawless execution across our teams, we achieved record sales and profitability in the second quarter, setting a strong foundation for the rest of the year,” said Jugal Vijayvargiya, President & CEO of Materion.

“We continue to see strong order rate momentum, driven by new business wins and rising demand from our existing customers. We closed out the quarter once again with record backlog, giving us the confidence to meaningfully raise our full-year outlook.”

SECOND-QUARTER 2026 RESULTS
Net sales for the quarter were $613.9 million, compared to $431.7 million in the prior year period. Value-added sales were $308.2 million for the quarter, up 15% from the prior year period driven by the highest quarterly aerospace & defense sales with significant growth seen across semiconductor, industrial, energy and telecom & data center end markets.

Operating profit for the quarter was $51.7 million and net income was $38.8 million, or $1.84 per diluted share, compared to operating profit of $36.8 million and net income of $25.1 million, or $1.21 per share, in the prior year period.

Excluding special items4, adjusted EBITDA was at an all-time quarterly high of $71.8 million, a quarterly record of 23.3% of value-added sales, compared to $55.8 million or 20.8% of value-added sales in the prior year period. The record adjusted EBITDA and margin was driven by higher volume, strong price/mix and operational performance, as well as some favorable one-time items.

Adjusted net income was $40.1 million excluding acquisition amortization, or $1.90 per diluted share, compared to $1.37 per share in the prior year period.

OUTLOOK
Our first half results combined with increasing backlog and strong order rate momentum improves our confidence in delivering record full-year results. We now expect mid-teens top‑line growth and are raising our full‑year adjusted earnings per share guidance to $6.80 to $7.20, a 30% increase from prior year at the midpoint.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, August 5, 2026. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 962575. A replay of the call will be available until August 19, 2026 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 53275. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 See reconciliation of operating cash flow to free cash flow in Attachment 9
4 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and other extraordinary events including geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict between the United states and Iran; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2025 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net sales	$613,906	$431,658	$1,163,730	$851,988
Cost of sales	509,564	349,000	977,553	693,151
Gross margin	104,342	82,658	186,177	158,837
Selling, general, and administrative expense	42,321	35,039	78,521	70,484
Research and development expense	6,562	6,413	12,719	12,918
Restructuring expense	324	479	2,619	2,517
Other — net	3,424	3,908	12,432	8,904
Operating profit	51,711	36,819	79,886	64,014
Other non-operating income—net	(317)	(567)	(627)	(1,233)
Interest expense — net	7,526	8,230	15,104	15,147
Income before income taxes	44,502	29,156	65,409	50,100
Income tax expense	5,744	4,016	7,277	7,262
Net income	$38,758	$25,140	$58,132	$42,838
Basic earnings per share:
Net income per share of common stock	$1.86	$1.21	$2.80	$2.06
Diluted earnings per share:
Net income per share of common stock	$1.84	$1.21	$2.76	$2.05
Weighted-average number of shares of common stock outstanding:
Basic	20,821	20,779	20,791	20,779
Diluted	21,075	20,833	21,048	20,874

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	July 3, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$19,987	$13,681
Accounts receivable, net	260,779	222,916
Inventories, net	487,444	461,231
Prepaid and other current assets	101,746	91,692
Total current assets	869,956	789,520
Deferred income taxes	8,816	7,727
Property, plant, and equipment	1,408,924	1,376,703
Less allowances for depreciation, depletion, and amortization	(877,237)	(841,245)
Property, plant, and equipment—net	531,687	535,458
Operating lease, right-of-use assets	56,974	62,036
Intangible assets, net	99,893	105,874
Other assets	23,185	21,529
Goodwill	280,186	280,657
Total Assets	$1,870,697	$1,802,801
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$17,478	$22,445
Accounts payable	192,292	148,642
Salaries and wages	24,074	19,312
Other liabilities and accrued items	46,328	45,445
Income taxes	3,349	5,054
Unearned revenue	12,271	12,685
Total current liabilities	295,792	253,583
Other long-term liabilities	13,286	12,556
Operating lease liabilities	58,170	60,568
Finance lease liabilities	12,671	13,384
Retirement and post-employment benefits	23,155	23,931
Unearned income	46,454	55,862
Long-term income taxes	901	532
Deferred income taxes	2,191	2,760
Long-term debt	423,210	436,348
Shareholders’ equity	994,867	943,277
Total Liabilities and Shareholders’ Equity	$1,870,697	$1,802,801

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	July 3, 2026	June 27, 2025
Cash flows from operating activities:
Net income	$58,132	$42,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	37,614	34,047
Amortization of deferred financing costs in interest expense	478	1,412
Stock-based compensation expense (non-cash)	8,635	5,437
Deferred income tax expense (benefit)	(1,618)	(25)
Changes in assets and liabilities:
Accounts receivable	(39,130)	(949)
Inventory	(21,938)	94
Prepaid and other current assets	(11,861)	(3,029)
Accounts payable and accrued expenses	45,579	4,193
Unearned revenue	(7,098)	(8,525)
Interest and taxes payable	(591)	(1,230)
Other-net	2,304	(8,821)
Net cash provided by operating activities	70,506	65,442
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(29,818)	(25,003)
Payments for mine development	(1,661)	(10,175)
Proceeds from sale of property, plant, and equipment	—	266
Net cash used in investing activities	(31,479)	(34,912)
Cash flows from financing activities:
Proceeds from repayments under credit facilities, net	(14,962)	(2,219)
Repayment of debt	(3,033)	(15,111)
Principal payments under finance lease obligations	(306)	(306)
Cash dividends paid	(5,926)	(5,705)
Deferred financing costs	—	(2,856)
Repurchase of common stock	—	(7,843)
Payments of withholding taxes for stock-based compensation awards	(7,888)	(2,337)
Net cash used in financing activities	(32,115)	(36,377)
Effects of exchange rate changes	(606)	1,725
Net change in cash and cash equivalents	6,306	(4,122)
Cash and cash equivalents at beginning of period	13,681	16,713
Cash and cash equivalents at end of period	$19,987	$12,591

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net Sales
Performance Materials	$207.9	$182.8	$363.6	$356.8
Electronic Materials	375.2	224.4	738.5	449.2
Precision Optics	30.8	24.5	61.6	46.0
Other	—	—	—	—
Total	$613.9	$431.7	$1,163.7	$852.0

Less: Pass-through Metal Cost
Performance Materials	$17.9	$14.3	$34.1	$28.3
Electronic Materials	287.8	148.3	559.5	295.3
Precision Optics	—	0.1	0.1	0.1
Other	—	—	—	—
Total	$305.7	$162.7	$593.7	$323.7

Value-added Sales (non-GAAP)
Performance Materials	$190.0	$168.5	$329.5	$328.5
Electronic Materials	87.4	76.1	179.0	153.9
Precision Optics	30.8	24.4	61.5	45.9
Other	—	—	—	—
Total	$308.2	$269.0	$570.0	$528.3

Gross Margin
Performance Materials(1)	$51.5	$48.9	$82.6	$97.1
Electronic Materials(1)	40.8	27.2	80.6	51.0
Precision Optics (1)	12.0	6.5	23.0	10.7
Other	—	—	—	—
Total	$104.3	$82.6	$186.2	$158.8
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Operating Profit
Performance Materials	$36.5	$31.0	$49.5	$62.3
Electronic Materials	23.1	13.3	44.0	20.1
Precision Optics	4.3	(0.6)	6.5	(4.7)
Other	(12.2)	(6.9)	(20.1)	(13.7)
Total	$51.7	$36.8	$79.9	$64.0

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.1	$0.3	$0.1
Electronic Materials	(0.1)	(0.1)	(0.1)	(0.1)
Precision Optics	(0.1)	(0.1)	(0.3)	(0.4)
Other	(0.2)	(0.5)	(0.5)	(0.9)
Total	$(0.3)	$(0.6)	$(0.6)	$(1.3)

Depreciation, Depletion, and Amortization
Performance Materials	$11.9	$10.2	$22.9	$19.6
Electronic Materials	4.6	$4.2	9.3	8.5
Precision Optics	2.2	2.6	4.5	4.9
Other	0.5	0.5	0.9	1.0
Total	$19.2	$17.5	$37.6	$34.0

Segment EBITDA
Performance Materials	$48.3	$41.1	$72.1	$81.8
Electronic Materials	27.8	17.6	53.4	28.7
Precision Optics	6.6	2.1	11.3	0.6
Other	(11.5)	(5.9)	(18.7)	(11.8)
Total	$71.2	$54.9	$118.1	$99.3

Special Items(2)
Performance Materials	$—	$0.4	$4.3	$0.6
Electronic Materials	0.2	$0.2	0.5	2.4
Precision Optics	—	0.1	0.9	1.5
Other	0.4	0.2	1.0	0.7
Total	$0.6	$0.9	$6.7	$5.2

Adjusted EBITDA Excluding Special Items
Performance Materials	$48.3	$41.5	$76.4	$82.4
Electronic Materials	28.0	17.8	53.9	31.1
Precision Optics	6.6	2.2	12.2	2.1
Other	(11.1)	(5.7)	(17.7)	(11.1)
Total	$71.8	$55.8	$124.8	$104.5
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net sales	$613.9	$431.7	$1,163.7	$852.0
Pass-through metal cost	305.7	162.7	593.7	323.7
Value-added sales	$308.2	$269.0	$570.0	$528.3

Net income	$38.8	$25.1	$58.1	$42.8
Income tax expense	5.7	4.0	7.3	7.3
Interest expense - net	7.5	8.3	15.1	15.2
Depreciation, depletion and amortization	19.2	17.5	37.6	34.0
Consolidated EBITDA	$71.2	$54.9	$118.1	$99.3
Net Income as a % of Net sales	6.3%	5.8%	5.0%	5.0%
Net Income as a % of Value-added sales	12.6%	9.3%	10.2%	8.1%
EBITDA as a % of Net sales	11.6%	12.7%	10.1%	11.7%
EBITDA as a % of Value-added sales	23.1%	20.4%	20.7%	18.8%

Special items
Restructuring and cost reduction	$0.3	$0.5	$2.7	$2.6
Other	0.2	—	0.2	—
Product quality issue	—	—	3.5	—
Merger, acquisition and divestiture related costs	—	0.2	—	2.3
Business transformation costs	0.1	0.2	0.3	0.3
Total special items	0.6	0.9	6.7	5.2
Adjusted EBITDA	$71.8	$55.8	$124.8	$104.5
Adjusted EBITDA as a % of Net sales	11.7%	12.9%	10.7%	12.3%
Adjusted EBITDA as a % of Value-added sales	23.3%	20.8%	21.9%	19.8%

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Other – Costs primarily consist of miscellaneous expenses that are not indicative of current performance and are therefore included within our EBITDA adjustments, but are not significant enough to warrant separate presentation.
3.Product quality issue - Represents costs incurred related to a previously identified quality issue in the fourth quarter of 2025 identified by a large precision clad strip customer which led to temporarily idling production facilities within the Performance Materials segment.
4.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.
5.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.

Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	July 3, 2026	Diluted EPS	June 27, 2025	Diluted EPS	July 3, 2026	Diluted EPS	June 27, 2025	Diluted EPS
Net income and EPS	$38.8	$1.84	$25.1	$1.21	$58.1	$2.76	$42.8	$2.05

Special items
Restructuring and cost reduction	$0.3		$0.5		$2.7		$2.6
Other	0.2		—		0.2		—
Product quality issue	—		—		3.5		—
Merger, acquisition and divestiture related costs	—		0.2		—		2.3
Business transformation costs	0.1		0.2		0.3		0.3
Debt extinguishment costs(1)	—		0.5		—		0.5
Provision for income taxes(2)	(1.3)		(0.2)		(2.0)		(0.7)
Total special items	(0.7)	(0.03)	1.2	0.05	4.7	0.22	5.0	0.24
Adjusted net income and adjusted EPS	$38.1	$1.81	$26.3	$1.26	$62.8	$2.98	$47.8	$2.29
Acquisition amortization (net of tax)	2.0	0.09	2.2	0.11	4.0	0.19	4.4	0.21
Adjusted net income and adjusted EPS excl. amortization	$40.1	$1.90	$28.5	$1.37	$66.8	$3.17	$52.2	$2.50
(1) Debt extinguishment costs - Represents debt extinguishment costs incurred in connection with the amendment of the Company's Credit Agreement in June 2025.
(2) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net sales	$207.9	$182.8	$363.6	$356.8
Pass-through metal cost	17.9	14.3	34.1	28.3
Value-added sales	$190.0	$168.5	$329.5	$328.5

EBITDA	$48.3	$41.1	$72.1	$81.8
Restructuring and cost reduction	—	0.3	0.6	0.5
Business transformation costs	—	0.1	0.2	0.1
Product quality issue	—	—	3.5	—
Adjusted EBITDA	$48.3	$41.5	$76.4	$82.4
EBITDA as a % of Net sales	23.2%	22.5%	19.8%	22.9%
EBITDA as a % of Value-added sales	25.4%	24.4%	21.9%	24.9%
Adjusted EBITDA as a % of Net sales	23.2%	22.7%	21.0%	23.1%
Adjusted EBITDA as a % of Value-added sales	25.4%	24.6%	23.2%	25.1%

Electronic Materials
	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net sales	$375.2	$224.4	$738.5	$449.2
Pass-through metal cost	287.8	148.3	559.5	295.3
Value-added sales	$87.4	$76.1	$179.0	$153.9

EBITDA	$27.8	$17.6	$53.4	$28.7
Restructuring and cost reduction	—	0.1	0.4	0.6
Merger, acquisition and divestiture related costs	—	0.1	—	1.8
Other	0.2	—	0.1	—
Adjusted EBITDA	$28.0	$17.8	$53.9	$31.1
EBITDA as a % of Net sales	7.4%	7.8%	7.2%	6.4%
EBITDA as a % of Value-added sales	31.8%	23.1%	29.8%	18.6%
Adjusted EBITDA as a % of Net sales	7.5%	7.9%	7.3%	6.9%
Adjusted EBITDA as a % of Value-added sales	32.0%	23.4%	30.1%	20.2%

Precision Optics
	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net sales	$30.8	$24.5	61.6	$46.0
Pass-through metal cost	—	0.1	0.1	0.1
Value-added sales	$30.8	$24.4	$61.5	$45.9

EBITDA	$6.6	$2.1	$11.3	$0.6
Restructuring and cost reduction	—	0.1	0.9	1.5
Adjusted EBITDA	$6.6	$2.2	$12.2	$2.1
EBITDA as a % of Net sales	21.4%	8.6%	18.3%	1.3%
EBITDA as a % of Value-added sales	21.4%	8.6%	18.4%	1.3%
Adjusted EBITDA as a % of Net sales	21.4%	9.0%	19.8%	4.6%
Adjusted EBITDA as a % of Value-added sales	21.4%	9.0%	19.8%	4.6%

Other
	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
EBITDA	$(11.5)	$(5.9)	$(18.7)	$(11.8)
Restructuring and cost reduction	0.3	—	0.8	—
Business transformation costs	0.1	0.1	0.1	0.2
Other	—	—	0.1	—
Merger, acquisition and divestiture related costs	—	0.1	—	0.5
Adjusted EBITDA	$(11.1)	$(5.7)	$(17.7)	$(11.1)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Gross Margin
Performance Materials	$51.5	$48.9	$82.6	$97.1
Electronic Materials	40.8	27.2	80.6	51.0
Precision Optics	12.0	6.5	23.0	10.7
Other	—	—	—	—
Total	$104.3	$82.6	$186.2	$158.8

Special Items (1)
Performance Materials	$—	$—	$3.5	$—
Electronic Materials	—	—	—	—
Precision Optics	—	—	—	—
Other	—	—	—	—
Total	$—	$—	$3.5	$—

Adjusted Gross Margin
Performance Materials	$51.5	$48.9	$86.1	$97.1
Electronic Materials	40.8	27.2	80.6	51.0
Precision Optics	12.0	6.5	23.0	10.7
Other	—	—	—	—
Total	$104.3	$82.6	$189.7	$158.8
1) Special items impacting gross margin represent the product quality issue identified in the fourth quarter of 2025.

Attachment 9
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Operating Cash Flow to Free Cash Flow
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Net Income	$38.8	$25.1	$58.1	$42.8

Net cash provided by (used in) operating activities	$74.8	$49.9	$70.5	$65.4
Payments for purchase of property, plant and equipment	(14.5)	(12.7)	(29.8)	(25.0)
Payments for mine development	(1.6)	(1.5)	(1.7)	(10.2)
Free cash flow (FCF)	$58.7	$35.7	$39.0	$30.2

Free cash flow conversion as a % of Net Income	151%	142%	67%	71%

Free cash flow (FCF) represents operating cash flow adjusted for capital expenditures and mine development costs. Management believes FCF is an important performance measure of the business. FCF is not a measure calculated in accordance with GAAP, and it should not be considered a substitute for operating cash flow or any other measure of financial performance presented in accordance with GAAP.